UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] Preliminary proxy statement.	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Section 240.14a-12

NEWFIELD EXPLORATION COMPANY

Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NEWFIELD EXPLORATION COMPANY

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

      To the Stockholders of Newfield Exploration Company:

      The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Newfield Exploration Company (the “Company”) will be held at 11:00 a.m., Central Daylight Time, on Thursday, May 6, 2004, in the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas, for the following purposes:

(1) to elect eleven directors to serve until the 2005 Annual Meeting of Stockholders;

(2) to approve the Newfield Exploration Company 2004 Omnibus Stock Plan;

(3) to consider and act upon a proposal to amend Article Fourth of the Company’s Second Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 100 million shares to 200 million shares;

(4) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2004; and

(5) to transact such other business as may properly come before such meeting or any adjournment(s) thereof.

      The close of business on March 19, 2004, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

      You are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,

TERRY W. RATHERT
Secretary

March 25, 2004

YOUR VOTE IS IMPORTANT You are urged to vote your shares via the Internet, our toll-free telephone number or by signing, dating and promptly returning your proxy in the enclosed envelope.

NEWFIELD EXPLORATION COMPANY

363 N. Sam Houston Parkway E.
Suite 2020
Houston, Texas 77060
(281) 847-6000
www.newfld.com

PROXY STATEMENT

For the 2004 Annual Meeting of Stockholders

      This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Newfield Exploration Company to be voted at Newfield’s Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Time, on May 6, 2004, in the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas or at any adjournment(s) thereof. This proxy statement and the form of proxy/voting instruction card were first mailed or given to stockholders on or about March 29, 2004.

ABOUT THE MEETING

What is the purpose of the meeting?

      At the meeting, holders of our common stock will act upon the matters described in the foregoing notice of the meeting — the election of eleven directors, the approval of an amendment to our certificate of incorporation to increase the number of shares of our common stock that we are authorized to issue, the approval of the Newfield Exploration Company 2004 Omnibus Stock Plan, the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2004 and to transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Am I entitled to vote at the meeting?

      Only stockholders of record on March 19, 2004, the record date for the meeting, are entitled to receive notice of and to vote at the meeting.

What are my voting rights as a stockholder?

      Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. Stockholders may not cumulate their votes in the election of directors.

How do I vote?

      Stockholders may vote at the meeting in person or by proxy. Proxies validly delivered by stockholders (by Internet, telephone or mail as described below) and received by us prior to the meeting will be voted in accordance with the instructions contained therein. If a stockholder’s proxy/voting instruction card gives no instructions, it will be voted in accordance with the recommendation of our Board of Directors.

      There are three ways to vote by proxy:

•	By Internet: Visit the website http://www.voteproxy.com and follow the on-screen instructions. To vote your shares, you must use the control number printed on your proxy/voting instruction card.

Website voting is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on May 5, 2004;

•	By Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437). To vote your shares, you must use the control number printed on your proxy/voting instruction card. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on May 5, 2004; or

•	By Mail: Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to Newfield Exploration Company, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU NEED

NOT RETURN YOUR PROXY/ VOTING INSTRUCTION CARD.

Can I change my vote?

      Yes. A stockholder may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy or by attending the meeting and voting in person. Stockholders who vote by telephone or the Internet may change their votes by re-voting by telephone or the Internet within the time periods listed above. A stockholder’s last timely vote, including via the Internet or telephone, is the one that will be counted.

What constitutes a quorum?

      Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. At the close of business on March 19, 2004, the record date, there were 56,338,835 shares of our common stock outstanding.

What are your Board’s recommendations?

      Our Board of Directors recommends a vote “FOR” the election of the eleven nominees proposed for election as directors, “FOR” the approval to amend Article Fourth of our Second Restated Certificate of Incorporation, “FOR” the approval of the Newfield Exploration Company 2004 Omnibus Stock Plan and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2004. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

      Under applicable Delaware law and our charter, election as a director of our company requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote in the election of our directors. Withheld votes will have the effect of a vote against the election of a particular director but broker non-votes will have no effect on the outcome of the election.

      Under applicable Delaware law, approval of the amendment to our charter to increase the number of shares of common stock authorized for issuance requires the affirmative vote of the holders of a majority of all of the issued and outstanding shares of our common stock entitled to vote at the meeting. As a result, abstentions and broker non-votes will have the effect of a vote against this proposal.

      Under New York Stock Exchange rules, approval of our 2004 Omnibus Stock Plan requires the affirmative vote of a majority of the votes cast (with abstentions being deemed to be a vote against for this purpose) at the meeting provided that the total votes cast on the proposal represent a majority of all of the issued and outstanding shares of our common stock entitled to vote at the meeting. If the total votes cast on the proposal do not represent a majority of all of the issued and outstanding shares of our common stock entitled to vote at the meeting, broker non-votes will have the effect of a vote against this proposal. Otherwise, abstentions and broker non-votes will have no effect. Under applicable Delaware law and our charter, approval of this proposal also requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. For purposes of this requirement, abstentions will have the effect of a vote against this proposal but broker non-votes will have no effect on the outcome of the vote.

      Under applicable Delaware law and our charter, approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for 2004 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote against this proposal but broker non-votes will have no effect on the outcome of the vote.

      Under NYSE rules, brokers that do not receive instructions from their customers may not vote on the proposal to approve our 2004 Omnibus Stock Plan but may vote in the director election and on the two other proposals to be presented at the meeting without instructions from their customers.

Other Information

      A copy of our Annual Report for the fiscal year ended December 31, 2003 accompanies this proxy statement. No material contained in our Annual Report is to be considered a part of the proxy solicitation material.

      We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock. The costs of the solicitation will be borne by us.

ITEM 1.

ELECTION OF DIRECTORS

      The Nominating & Corporate Governance Committee of our Board of Directors has nominated the eleven persons named below to serve as directors until our 2005 annual meeting of stockholders. Unless instructions to the contrary are given, all properly executed and delivered proxies will be voted for the election of these eleven nominees as directors. If any nominee is unable to serve, the proxy holders will vote for such other person as may be nominated by the Nominating & Corporate Governance Committee.

Nominees	Principal Occupation and Directorships	Director Since	Age(1)

Joe B. Foster	Chairman of the Board of Newfield; Director, McDermott International, Inc.	1988	69
David A. Trice	President and Chief Executive Officer of Newfield; Director, Hornbeck Offshore Services, Inc., Grant Prideco Inc. and New Jersey Resources Corporation	2000	55
David F. Schaible	Vice President — Acquisitions and Development of Newfield	2002	43
Charles W. Duncan, Jr.	Chairman, Duncan Interests	1990	77
Howard H. Newman	Vice Chairman, Warburg Pincus LLC; Director, ADVO, Inc., Cox Insurance Holdings Plc., Spinnaker Exploration Company, Encore Acquisition Company and Gryphon Exploration Company	1990	56
Thomas G. Ricks	Chief Investment Officer, H&S Ventures L.L.C.	1992	50
C. E. (Chuck) Shultz	Chairman and Chief Executive Officer, Dauntless Energy Inc.; Chairman, Canadian Oil Sands Ltd.; and Chairman, Calpine Power Income Fund	1994	64
Dennis R. Hendrix	Retired Chairman, PanEnergy Corp; Director, Allied Waste Industries, Inc. and Grant Prideco Inc.	1997	64
Philip J. Burguieres	Chief Executive Officer, EMC Holdings, LLC; Vice Chairman, Houston Texans; Director, JPMorgan Chase Texas and McDermott International, Inc.; and Director and Chairman Emeritus, Weatherford International, Inc.	1998	60
Claire S. Farley	Chief Executive Officer, Randall & Dewey Inc.; Director, Boise Cascade Corporation	2001	45
John Randolph Kemp III	Retired President, Exploration Production, Americas, Conoco Inc.; Director, Osyka Corporation	2003	59

(1)	As of February 29, 2004.

      Each of the director nominees has been engaged in the principal occupation set forth opposite his or her name for the past five years except as follows:

      Mr. Foster founded our company in 1989 and, until May 1999, served as President, Chief Executive Officer and Chairman of the Board. In May 1999, Mr. Foster resigned from the position of President. On January 31, 2000, Mr. Foster retired from the position of Chief Executive Officer but remained an employee (but not an officer) of our company until February 2003. As a non-officer employee, Mr. Foster was involved primarily in special projects and the review of potential acquisitions. Mr. Foster was named interim President, Chief Executive Officer and Chairman of the Board of Baker Hughes Incorporated on January 31, 2000. Mr. Foster resigned from those positions in August 2000.

      Mr. Trice, one of our company’s founders, served as President, Chief Executive Officer and a Director of Huffco Group, Inc. from 1991 to July 1997, when he rejoined our company as Vice President — Finance and International. In May 1999, he was appointed President and Chief Operating Officer. Mr. Trice was named Chief Executive Officer on February 1, 2000.

      Mr. Ricks served as President and Chief Executive Officer of the University of Texas Investment Management Company from March 1996 until he was named to his present position in May 2001.

      Ms. Farley joined Texaco Exploration and Production Inc. as an exploration geologist in 1981. She served Texaco in a variety of capacities and was President of Texaco’s Worldwide Exploration and New Ventures Division when she left Texaco in October 1999 to serve as Chief Executive Officer of Intelligent Diagnostics Corporation. Ms. Farley left Intelligent Diagnostics in January 2001 to become Chief Executive Officer of Trade Ranger Inc. Ms. Farley also served on the Board of Directors of Trade Ranger. In May of 2002, Ms. Farley resigned her position as CEO of Trade Ranger but continued to serve as a director until being named Chief Executive Officer of Randall & Dewey Inc. in September 2002.

      Mr. Kemp joined Conoco Inc. as a division engineer in 1966. From 1966 to 1993, Mr. Kemp served Conoco in a variety of engineering and management positions. From 1993 to 1998, Mr. Kemp served Conoco as Vice President, Exploration and Production for South America, Africa, Asia and the Middle East. At the time of his retirement from Conoco in November 1999, Mr. Kemp was President, Exploration Production, Americas.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth beneficial ownership information, unless otherwise indicated, as of February 29, 2004, with respect to (i) each person known by us to own beneficially 5% or more of our outstanding shares of common stock, (ii) each of the named executive officers (see “Executive Compensation”), (iii) each of our directors and (iv) all of our executive officers and directors as a group.

	Beneficial Ownership(1)

Name of Beneficial Owner	Shares	Percent

Neuberger Berman, Inc.(2)	3,356,578	5.9%
Warburg, Pincus & Co.(3)	2,950,928	5.2
Joe B. Foster(4)	426,384	*
David A. Trice	321,122	*
David F. Schaible	193,977	*
Terry W. Rathert	171,642	*
Elliott Pew	184,870	*
William D. Schneider	119,492	*
Philip J. Burguieres	6,688	*
Charles W. Duncan, Jr.(5)	616,836	1.1
Claire S. Farley	2,541	*
Dennis R. Hendrix	16,957	*
John Randolph Kemp III	1,683	*
Howard H. Newman(3)	3,035,724	5.3
Thomas G. Ricks	2,541	*
C. E. Shultz	13,246	*
Executive officers and directors as a group (consisting of 16 persons)(1)(3)(4)(5)	5,147,566	8.9

*	Less than 1%

(1)	Shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any pecuniary interest in the shares, or if he or she has the right to acquire the power to vote or dispose of the shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by Messrs. Foster, Trice, Schaible, Rathert, Pew and Schneider include 42,000; 183,000; 115,000; 100,000; 117,000 and 78,000 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. The shares owned by the executive officers and directors as a group include 660,500 shares that may be acquired by such persons within 60 days through the exercise of stock options.

(2)	All information in the table and in this note with respect to Neuberger Berman, Inc. (NB Inc.) and certain of its subsidiaries is based solely on the Schedule 13G filed by NB Inc. and its wholly owned subsidiary, Neuberger Berman, LLC (NB LLC), with the SEC on February 9, 2004. NB LLC and Neuberger Berman Management, Inc., another wholly owned subsidiary of NB Inc. (NBMI), together have sole voting power with respect to 334,038 of the indicated shares, shared voting power with respect to 2,576,965 of the indicated shares and shared dispositive power with respect to all of the indicated shares. The address of NB Inc. and NB LLC is 605 Third Avenue, New York, NY 10158-3698.

(3)	Warburg, Pincus & Co. (WP&Co.) is the sole general partner and Warburg, Pincus LLC (WP LLC) is the manager of several private equity funds that together owned an aggregate of 2,950,928 shares of our common stock. Mr. Newman, a director of our company, is a general partner of WP&Co. and a Vice Chairman, Managing Director and member of WP LLC. The address of WP & Co. and WP LLC is 466 Lexington Ave., New York, NY 10017. The 2,950,928 shares are included in the number of shares beneficially owned by Mr. Newman in the table because of Mr. Newman’s affiliation with WP&Co. and WP LLC. Mr. Newman disclaims beneficial ownership of these shares.

(4)	Includes 7,400 shares held by charitable trusts of which Mr. Foster is the trustee, 4,500 shares held by a charitable organization of which Mr. Foster serves as president and a director and 25,000 shares held by the Joe and Harriet Foster Foundation.

(5)	Includes 7,480 shares held by a trust of which Mr. Duncan is the trustee.

CORPORATE GOVERNANCE

      Set forth below in question and answer format is a discussion about our corporate governance policies and practices, some of which have been modified since last year’s annual meeting, and other matters relating to our Board and its committees.

General

      Have you adopted corporate governance guidelines?

      Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, chief executive officer evaluation and management succession and performance evaluation of our Board.

      Have you adopted a code of ethics and conduct?

      Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer and controller or chief accounting officer.

      How can I view or obtain copies of your corporate governance materials?

      The guidelines and codes mentioned above as well as the charters for each significant standing committee of our Board are available on our website for viewing and printing. Go to http://www.newfld.com/ Corporate Governance/ Overview. We also will provide stockholders with a free copy of these materials upon request. Requests may be made by mail, telephone or the Internet as follows:

Newfield Exploration Company Attention: Investor Relations 363 N. Sam Houston Parkway E., Suite 2020 Houston, Texas 77060 (281) 405-4284 http://www.newfld.com/ Investor Relations/ Information Request

Board of Directors

      How many independent directors do you have? How do you determine whether a director is independent?

      Our Board has affirmatively determined that eight of the eleven nominees for director are “independent” as that term is defined by NYSE rules. In making this determination, our Board considered transactions and relationships between each director nominee or his or her immediate family and our company and its subsidiaries, including those reported below under “Compensation Committee Interlocks and Insider Participation” and “Interests of Management and Others in Certain Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the board affirmatively determined based on its understanding of such transactions and relationships that all of the directors nominated for election at the annual meeting are independent of our company under the standards set forth by the NYSE, with the exception of David A. Trice and David F. Schaible, who are management employees of our company, and Joe B. Foster, who is a former management employee of our company. There is no family relationship between any of the nominees for director or between any nominee and any executive officer of our company.

      How many times did your Board meet last year?

      Our Board met in person or by conference telephone eight times during 2003.

      Did any of your directors attend fewer than 75% of the meetings of the Board and their assigned committees?

      Yes, Philip J. Burguieres attended 71% of the meetings of our Board and his assigned committees during 2003. Mr. Burguieres was unavoidably absent from several meetings because of an illness in his family.

      Do your non-management directors and independent directors meet in executive session?

      Yes, our non-management directors and independent directors meet separately on a regular basis — usually at each regularly scheduled meeting of our Board. Our only non-management director who is not independent is our Chairman of the Board, Joe B. Foster. Our corporate governance guidelines provide that our independent directors will meet in executive session at least annually and more frequently as needed at the call of one or more of our independent directors. The guidelines also provide that the presiding director at these meetings will be the chairperson of the Nominating & Corporate Governance Committee or such other person chosen by a vote of the directors participating in the meeting. Dennis R. Hendrix has been the chairperson of the Nominating & Corporate Governance Committee since the first adoption of our corporate governance guidelines. No other director has been chosen as a presiding director at any of these meetings.

      How can interested parties communicate directly with your non-management directors?

      We have established a toll-free Ethics Line so that investors, employees and other interested parties can anonymously report through a third party any practices thought to be in violation of our corporate governance policies. The Ethics Line also can be used to make concerns known to our non-management directors on a direct and confidential basis. The telephone number for the Ethics Line is 1-866-843-8694. Additional information is available on our website at http://www.Newfld.com/ Corporate Governance/ Overview.

      How are your directors compensated?

      Our non-employee directors will be paid a $30,000 annual fee beginning on the date of the annual meeting. They are currently paid an annual fee of $20,000. Non-employee directors receive a fee of $1,500 per board meeting and committee meeting held on any day on which a board meeting is not held and a fee of $750 for each telephonic board or committee meeting. In addition, non-employee directors are paid a fee of $1,000 for each committee meeting held on the same day as a board meeting if the committee meeting lasts for a substantial period of time. In addition, committee chairpersons will receive an additional annual fee of $6,000 beginning on the date of the annual meeting. Committee chairpersons are currently paid an additional annual fee of $3,000. For purposes of annual fees, a new annual period begins on the date of our annual meeting of stockholders and that period ends on the date of our next annual meeting. Our non-employee directors were paid $280,250 in the aggregate in 2003 as compensation for serving as directors. Only non-employee directors are compensated for serving as directors. Non-employee directors also are reimbursed for out-of-pocket expenses incurred to attend board and committee meetings.

      In addition to the fees described above, pursuant to our 2000 Non-Employee Director Restricted Stock Plan each of our directors who is in office immediately after an annual meeting of stockholders and who has not been an employee of our company at any time since the beginning of the calendar year preceding the calendar year in which the annual meeting is held receives a number of restricted shares of our common stock determined by dividing $30,000 by the closing sales price of our common stock on the NYSE on the date of the annual meeting (rounded down to nearest whole share). In addition, each eligible non-employee director who is appointed to our Board (not in connection with an annual meeting of stockholders) is granted, effective on the date of appointment, a number of restricted shares of our common stock determined by dividing $30,000 by the closing sales price of our common stock on the NYSE on the date of appointment (rounded down to nearest whole share). With respect to all such grants, the restrictions lapse on the day before the first annual meeting of stockholders following the date of grant. An aggregate of 50,000 restricted shares were initially available for issuance pursuant to our Non-Employee Director Plan. Each of Messrs. Burguieres, Duncan, Hendrix, Kemp, Newman, Ricks and Shultz and Ms. Farley were granted 833 restricted shares on May 1, 2003.

Committees

      Does your Board have any standing committees?

      Newfield’s Board of Directors presently has the following significant standing committees:

•	Audit Committee;

•	Compensation & Management Development Committee; and

•	Nominating & Corporate Governance Committee.

Each of these committees is composed entirely of independent directors.

      Has your Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

      Yes, our Board has adopted a charter for each of these committees. The charters are available on our website for viewing and printing. Go to http://www.newfld.com/ Corporate Governance/ Overview. We also will provide stockholders with a free copy of the charters upon request. See “— General— How can I see or obtain printed copies of the information described above?” for information about requesting copies from us. In addition, a copy of the charter of the Audit Committee is included in this proxy statement as Appendix A.

Audit Committee

      What does the Audit Committee do?

      The primary purpose of the committee is to assist our Board in monitoring:

•	the integrity of our financial statements and reporting processes and systems of internal controls;

•	the qualifications and independence of our independent accountants;

•	the performance of our internal audit function and independent accountants; and

•	our compliance with legal and regulatory requirements.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

      Who are the members of the committee?

      The committee currently consists of Claire S. Farley, Howard H. Newman and Thomas G. Ricks, with Mr. Ricks serving as chairman. We do not anticipate any significant change in the composition of this committee prior to our 2005 annual meeting of stockholders.

      Does the committee have an audit committee financial expert?

      Yes, our Board has determined that Mr. Ricks meets the qualifications of an “audit committee financial expert” as defined by the rules promulgated by the SEC.

      How many times did the committee meet last year?

      The committee held eight meetings in person or by conference telephone during 2003.

Compensation & Management Development Committee

      What does the Compensation & Management Development Committee do?

      The purposes of the committee include the following:

•	reviewing, evaluating and approving the compensation of our officers and employees;

•	producing a report on executive compensation each year for inclusion in our annual proxy statement;

•	overseeing the evaluation and development of the management of our company; and

•	overseeing succession planning for our chief executive and other senior executive officers.

      Who are the members of the committee?

      The committee currently consists of Charles W. Duncan, Jr., Dennis R. Hendrix, John Randolph Kemp III and C. E. (Chuck) Shultz, with Mr. Shultz serving as chairman. We do not anticipate any significant change in the composition of this committee prior to our 2005 annual meeting of stockholders.

      How many times did the committee meet last year?

      The committee held three meetings in person or by conference telephone during 2003.

Nominating & Corporate Governance Committee

      What does the Nominating & Corporate Governance Committee do?

      The purposes of the committee include the following:

•	advising our Board about appropriate composition of the Board and its committees;

•	evaluating potential or suggested director nominees and identify individuals qualified to be directors;

•	nominating directors for election at our annual meetings of stockholders or for appointment to fill vacancies;

•	recommending to our Board the directors to serve as members of each committee of the Board;

•	recommending to committees the individual members to serve as chairpersons of the committees;

•	approving the compensation structure for all non-employee directors;

•	advising our Board about corporate governance practices, developing and recommending appropriate corporate governance practices and policies and assisting in implementing those practices and policies;

•	overseeing the evaluation of our Board and its committees through an annual performance review; and

•	overseeing the new director orientation program and the continuing education program for all directors.

      Who are the members of the committee?

      The committee currently consists of Philip J. Burguieres, Charles W. Duncan, Jr., Dennis R. Hendrix, Howard H. Newman and Thomas G. Ricks, with Mr. Hendrix serving as chairman. We do not anticipate any significant change in the composition of this committee prior to our 2005 annual meeting of stockholders.

      How many times did the committee meet last year?

      The committee held three meetings in person or by conference telephone during 2003.

      What guidelines does the committee follow when considering a director nominee for a position on your Board?

      The committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual’s qualification as independent, as well as consideration of his or her background, ability, judgment, skills and experience in the context of the needs of our Board. The committee is likely to consider whether a prospective nominee has relevant business or financial experience or a specialized expertise.

      Does the committee consider nominees for the Board submitted by stockholders and, if so, what are the procedures for submitting such recommendations?

      Yes, the committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Any such nominations, together with appropriate biographical information, should be submitted to the Chairman of the Nominating & Corporate Governance Committee, c/o Terry W. Rathert, Secretary, Newfield Exploration Company, 363 N. Sam Houston Pkwy. E., Suite 2020, Houston, Texas 77060.

EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers (referred to as the “named executive officers”) for the years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards

						Number of
			Bonus		Restricted	Securities
					Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Current(1)	Deferred(2)	Awards(3)	Options	Compensation(4)

David A. Trice	2003	$296,233	$550,000	$550,000	$1,634,000	$—	$23,919
President and Chief	2002	272,500	385,000	165,000	253,350	40,000	22,070
Executive Officer	2001	256,667	285,000	190,000	288,900	20,000	20,803

David F. Schaible	2003	222,500	350,000	350,000	980,440	—	18,052
Vice President — Acquisitions	2002	208,333	297,500	127,500	337,800	25,000	16,937
and Development	2001	197,500	225,000	150,000	288,900	10,000	16,070

Terry W. Rathert	2003	212,500	325,000	325,000	980,440	—	17,252
Vice President, Chief	2002	198,333	297,500	127,500	337,800	25,000	13,270
Financial Officer	2001	188,333	195,000	130,000	192,600	10,000	15,337
and Secretary

Elliott Pew	2003	201,769	350,000	350,000	980,440	—	16,452
Vice President — Exploration	2002	189,167	280,000	120,000	—	20,000	15,403
	2001	182,667	144,000	96,000	288,900	10,000	14,883

William D. Schneider	2003	181,000	112,500	112,500	490,200	—	14,732
Vice President —	2002	175,167	157,500	67,500	—	15,000	14,283
International	2001	170,000	144,000	96,000	192,600	7,500	13,870

(1)	Reflects current cash incentive compensation awards paid in February 2004, 2003 and 2002 based upon performance in 2003, 2002 and 2001, respectively, pursuant to our 1993 Incentive Compensation Plan (2001 and 2002) and our 2003 Incentive Compensation Plan (2003). See “— Compensation Committee Report on Executive Compensation — Incentive Compensation Plans.”

(2)	Reflects deferred incentive compensation awards granted in February 2004, 2003 and 2002 based upon performance in 2003, 2002 and 2001, respectively, pursuant to our 1993 Incentive Compensation Plan (2001 and 2002) and our 2003 Incentive Compensation Plan (2003). Deferred awards are paid in four equal annual installments. Pursuant to our 1993 Incentive Compensation Plan, a recipient of a deferred award had the option for 30 days following the date of grant to elect to have all or a portion of his award paid in shares of our common stock. See “— Compensation Committee Report on Executive Compensation — Incentive Compensation Plans.”

(3)	The 2001, 2002 and 2003 restricted stock awards were all made pursuant to our 2000 Omnibus Stock Plan. The dollar value of the awards was determined by multiplying the closing price of our common stock on the NYSE on the date of grant by the number of restricted shares granted to the executive officer. At December 31, 2003, Mr. Trice held 66,500 restricted shares with a value of $2,961,910 (based on the closing price of our common stock on the NYSE on December 31, 2003 of $44.54), Mr. Schaible held 44,500 restricted shares with a value of $1,982,030, Mr. Rathert held 43,000 restricted shares with a value of $1,915,220, Mr. Pew held 36,500 restricted shares with a value of $1,625,710 and Mr. Schneider held 20,000 restricted shares with a value of $890,800. To the extent declared and paid, dividends will be paid on restricted shares. Restricted stock awards vest on the ninth anniversary of the date of grant. The awards may, however, vest earlier. The awards granted in 2002 and 2001 vest at a rate of 20% per year if certain annual performance targets (beginning with the year of grant) are achieved. The performance targets for these awards were met in 2003, 2002 and 2001. The awards granted in 2003 may vest in full approximately three years after the date of grant if certain performance targets are achieved. See “— Compensation Committee Report on Executive Compensation — Executive Compensation — Restricted Stock Awards.”

(4)	Reflects amounts contributed or accrued by us under our 401(k) Plan and our Deferred Compensation Plan (see “— Compensation Committee Report on Executive Compensation — Deferred Compensation Plan”) and premiums paid by us of $252 per year with respect to term life insurance for the benefit of each named executive officer.

Stock Options Granted in 2003

      No stock options were granted to the named executive officers in 2003.

Stock Option Exercises and Year-End Values

      The following table contains certain information with respect to the named executive officers concerning stock options exercised during 2003 and the value of unexercised options at December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired		December 31, 2003		December 31, 2003(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David A. Trice	35,000	$712,118	169,000	61,000	$3,694,350	$665,400
David F. Schaible	31,250	1,075,194	106,000	34,000	2,558,950	357,500
Terry W. Rathert	50,000	1,638,179	91,000	34,000	2,099,950	357,500
Elliott Pew	25,000	575,280	109,000	30,000	2,329,190	314,260
William D. Schneider	5,000	149,795	70,500	24,500	1,588,270	269,055

(1)	The value realized upon the exercise of a stock option is equal to the difference between the closing price of our common stock on the NYSE on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our common stock on the NYSE on December 31, 2003 of $44.54 per share and the exercise price of the stock option.

Equity Compensation Plans

      The table below provides information relating to our equity compensation plans as of December 31, 2003.

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon		For Future Issuance
	Exercise of	Weighted Average	Under Compensation
	Outstanding	Exercise Price of	Plans (Excluding)
	Options, Warrants	Outstanding Options,	Securities Reflected
Plan Category	and Rights	Warrants and Rights	In First Column

Equity compensation plans approved by our stockholders	3,311,120	$31.13	1,463,384
Equity compensation plans not approved by our stockholders	N/A	N/A	N/A

Total	3,311,120	$31.13	1,463,384

      All of our equity compensation plans have been approved by our stockholders.

Employment Agreement

      Contemporaneously with Joe B. Foster’s retirement as our Chief Executive Officer on January 31, 2000, Mr. Foster entered into an employment agreement with us providing for Mr. Foster to be a non-officer employee of our company. The employment term under the agreement expired on February 15, 2003. Pursuant to the agreement, Mr. Foster was entitled to an annual base salary of $225,000 and was eligible to participate in all of our employee benefit plans that were available to similarly situated employees. Mr. Foster is entitled to severance through January 30, 2005 at a rate of $200,000 per year.

Compensation Committee Interlocks and Insider Participation

      Messrs. Duncan, Hendrix, Kemp, Newman, Ricks and Shultz and Terry Huffington, a director of our company from mid-1997 until our 2003 annual meeting of stockholders, served during all or part of 2003 on the Compensation Committee or the Compensation & Management Development Committee (the Compensation Committee and the Management Development Committee were combined into one committee in May 2003) of our Board of Directors. There were no “interlocks” among any of the members of the Compensation Committee or the Compensation & Management Development Committee and any of our executive officers.

      Three private equity funds (the WP funds) managed by Warburg Pincus LLC (WP LLC) held all of the outstanding preferred stock of EEX Corporation prior to our acquisition of EEX in November 2002 and received an aggregate of 4,700,000 shares of our common stock in exchange for their EEX preferred stock in the acquisition. Concurrently with the execution of the merger agreement to acquire EEX, we entered into a registration rights agreement and a voting agreement with the WP funds. Pursuant to the registration rights agreement, we filed a shelf registration statement under the Securities Act to register the reoffer and resale of the shares of our common stock received by the WP funds in the acquisition. We are required to maintain the effectiveness of the registration statement until all of the shares of our common stock received by the WP funds in the acquisition have been sold or until such time as such shares are eligible for resale under Rule 144(k) of the Securities Act. In addition, if we propose to file a registration statement or a prospectus supplement to an already effective shelf registration statement with respect to an underwritten public offering of our common stock, the WP funds have the right to include their shares of our common stock in the registration, subject to certain limitations. We also agreed to provide customary indemnification and contribution for the benefit of the WP funds.

      The sole general partner of each of the WP funds is Warburg, Pincus & Co. (WP & Co.). Howard H. Newman, one of our directors, is a general partner of WP & Co. and a Vice Chairman, Managing Director and member of WP LLC.

      Ms. Huffington is a principal owner of Huffco International L.L.C. and David A. Trice, our President and Chief Executive Officer, is a minority owner of Huffco. In May 1997, prior to Ms. Huffington and Mr. Trice becoming affiliated with us, we acquired from Huffco an entity now known as Newfield China, LDC, the owner of a 35% interest (subject to a 51% reversionary interest held by the Chinese government) in a production sharing contract area, referred to as “Block 05/36,” in the Bohai Bay, offshore China. Huffco retained preferred shares of Newfield China that provide for an aggregate dividend equal to 10% of the excess of proceeds received by Newfield China from the sale of oil, gas and other minerals over all costs incurred with respect to exploration and production in Block 05 /36, plus the cash purchase price we paid Huffco for Newfield China ($6.2 million). At December 31, 2003, Newfield China had approximately $42 million in unrecovered costs, no proved reserves and no revenue and, as a result, no dividends have been paid to date on its preferred shares.

Interests of Management and Others in Certain Transactions

      David A. Trice, President and Chief Executive Officer of the Company, is a minority owner of Huffco. See “—Compensation Committee Interlocks and Insider Participation.”

      Philip J. Burguieres, a director of our company, also is a director of JPMorgan Chase Texas. Affiliates of JPMorgan Chase Texas are the agent and a lender under our revolving credit facility. We also are parties to commodity and interest rate hedge agreements with affiliates of JPMorgan Chase Texas.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2003 except as follows:

      In February 2003, each of Messrs. Trice, Schaible, Rathert, Pew and Schneider satisfied tax withholding obligations upon the vesting of restricted stock by surrendering to the Company a number of vested shares having a value on the date of vesting equal to the tax withholding obligation.

      Mr. Trice should have reported withholding on February 7, 9 and 10, 2003 of an aggregate of 1,421 shares by no later than the second business day following the day each transaction occurred. All three transactions were reported late in one filing made on April 21, 2003.

      Mr. Schaible should have reported withholding on February 7, 9, 10 and 12, 2003 of an aggregate of 1,648 shares by no later than the second business day following the day each transaction occurred. All four transactions were reported late in one filing made on April 10, 2003.

      Mr. Rathert should have reported withholding on February 7, 9, 10 and 12, 2003 of an aggregate of 1,506 shares by no later than the second business day following the day each transaction occurred. All four transactions were reported late in one filing made on April 21, 2003.

      Mr. Pew should have reported withholding on February 9, 2003 of 426 shares by no later than February 12, 2003. The transaction was reported late in a filing made on April 10, 2003.

      Mr. Schneider should have reported withholding on February 9, 10 and 12, 2003 of an aggregate of 937 shares by no later than the second business day following the day each transaction occurred. All three transactions were reported late in one filing made on April 10, 2003.

Compensation & Management Development Committee Report on Executive Compensation

      The Compensation & Management Development Committee oversees the administration of compensation programs applicable to all employees of Newfield, including its executive officers. Executive compensation is reviewed at least annually by the Committee.

      The Committee seeks to encourage growth in Newfield’s oil and gas reserves, earnings and cash flow and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Committee believes that the compensation of all employees, including executive officers, should include the following components:

•	a base salary that is competitive with compensation offered by other similar oil and gas exploration and production enterprises;

•	annual incentive compensation, based on company performance and profitability, to reward achievement of company objectives, individual responsibility and productivity, high quality work and impact on company results;

•	the opportunity to purchase common stock at a discount of at least 15% through the Employee Stock Purchase Plan and the provision of other equity incentives as motivators for all employees and to better align the interests of employees and stockholders; and

•	case specific compensation plans to accommodate individual circumstances or nonrecurring situations as required.

      A substantial portion of the compensation of Newfield’s executive officers and its employees in general is provided through Newfield’s incentive compensation plan and grants of stock options and restricted stock. Newfield also encourages executive officers and other highly compensated employees to save for retirement through its Deferred Compensation Plan.

      With a few exceptions, executive compensation determinations are made in February of each year. At that time, current and deferred awards under Newfield’s incentive compensation plans that relate to the prior year are approved. Any changes in base salaries also are usually approved at such time. In addition, grants of stock options and restricted stock generally are made then. Because this report addresses 2003 compensation, it necessarily must discuss some of the compensation determinations made in February 2003 (increases in base salary and grants of restricted stock) and some of the determinations made in February 2004 (the grant of current and deferred awards under Newfield’s 2003 Incentive Compensation Plan). The composition of the Committee has changed significantly since February 2003. Nevertheless, the current members of the Committee were informed about these earlier determinations by (in some cases) observing the Committee meetings at which these determinations were made and by discussing these determinations with former members of the Committee who participated in such determinations and with Newfield’s chief executive officer.

      Incentive Compensation Plans. Newfield’s 1993 Incentive Compensation Plan provided for the creation each calendar year of an award pool that, in general, was equal to the revenues that would be attributable to a 1% overriding royalty interest on acquired producing properties and a 2% overriding royalty interest on exploration properties, bearing on both the interest of Newfield and certain investors that participated in Newfield’s activities in such properties and proportionately reduced to the interest of Newfield and such investors. If, for a particular year, the portion of the pool that related to Newfield’s interests was in excess of 5% of Newfield’s adjusted net income (as defined in the plan) for that year, such excess could not be awarded to employees. Awards could consist of both a current and deferred amount. Eligible employees could elect for all or a portion of deferred awards to be paid in common stock instead of cash. In such case, the number of shares of common stock to be awarded was determined by using the fair market value of the common stock on the date of the award. Deferred Awards are paid in four annual installments, each installment consisting of 25% of the deferred award, plus interest on awards paid in cash.

      Effective January 1, 2003, Newfield’s Board of Directors terminated the 1993 Incentive Compensation Plan and adopted the 2003 Incentive Compensation Plan. The 2003 plan is very similar to the old plan. Under the new plan, the incentive pool is generally equal to 5% of Newfield’s adjusted net income (as defined in the plan) plus the revenues attributable to an overriding royalty interest bearing on the interest of investors as described above. The new plan also eliminates the option to elect to have all or a portion of a deferred award to be paid in common stock instead of cash. The primary reason for terminating the old plan and adopting the new plan was to eliminate the administrative burden of accounting for the phantom overriding royalty interest bearing on Newfield’s interests and the administrative burden associated with the election to receive stock in lieu of cash with respect to deferred awards.

      Deferred Compensation Plan. Newfield’s highly compensated employee Deferred Compensation Plan allows an eligible employee to defer a portion of his or her salary or bonus on an annual basis. Newfield matches 100% of an employee’s deferral up to 8% of the employee’s salary, subject to limitations imposed by the plan. Newfield’s contribution with respect to any particular employee is reduced to the extent that Newfield made contributions to the 401(k) Plan on behalf of that employee.

      Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers to the extent that the compensation of any of such officers exceeds $1 million in any calendar year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

      The Committee considers its primary goal to be the design of compensation strategies that further the best interest of Newfield and its stockholders. To the extent that they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses. Stock options granted under Newfield’s stock option plans are designed to qualify as performance-based compensation. However, restricted stock awards and grants under Newfield’s 1993 and 2003 incentive compensation plans do not qualify as performance-based compensation for purposes of Section 162(m).

      Executive Compensation. Specific actions taken by the Committee regarding executive compensation are summarized below.

      Base Salary. The Committee evaluated peer group information in setting base salary levels. Annual salary adjustments for Newfield’s executive group are based on general levels of market salary increases, cost of living adjustments, individual performance and Newfield’s overall financial and operating results, without any specific relative weight assigned to any of these factors.

      Incentive Compensation Awards. Awards granted under the 2003 Incentive Compensation Plan to the named executive officers in February 2004 for the 2003 performance period are presented under “Bonus” in the Summary Compensation Table. The allocation of the available pool among employees was based upon an employee’s position and level of responsibility at Newfield and an employee’s impact on 2003 results (weighted approximately 40%), overall value to Newfield (e.g., leadership, consistency over a number of years) (weighted approximately 35%) and quality of performance (weighted approximately 25%). The Committee established awards for each of the executive officers after hearing the recommendations of Newfield’s Chief Executive Officer. Based on the recommendation of Newfield’s Chief Executive Officer, 50% of the grants were in the form of deferred awards.

      Restricted Stock Awards. In February 2003, the Committee awarded 30,000 restricted shares to each of Messrs. Schaible, Rathert and Pew and 15,000 restricted shares to Mr. Schneider pursuant to the 2000 Omnibus Plan. The value of these shares on the date of their award is reflected under “Long Term Compensation Awards” in the Summary Compensation Table. The awards were granted to these executive officers to provide them with further incentive with respect to Newfield’s future performance, to further align their interests with those of Newfield’s stockholders and to reward them for their contribution to Newfield’s performance in 2002. The restricted shares vest on the ninth anniversary of the date of grant. However, the restricted shares may vest earlier, in accordance with the following schedule:

		Percentage of Restricted Shares
Measurement Period	TSR Rank	Remaining Unvested That Vest

36 Months Ending January 31, 2006	Top 25%	100%
	Top 33.3%	50%
	Top 50%	33 1/3%
	50% or Below	0%

48 Months Ending January 31, 2007	Top 25%	100%
	Top 33.3%	80%
	Top 50%	50%
	50% or Below	0%

60 Months Ending January 31, 2008	Top 25%	100%
72 Months Ending January 31, 2009	Top 33.3%	100%
90 Months Ending January 31, 2010	Top 50%	50%
102 Months Ending January 31, 2011	50% or Below	0%

      “TSR Rank” means the result (expressed as a percentage) obtained by dividing (a) Newfield’s rank from one to one plus the number of companies comprising the Qualified Peer Group for the relevant Measurement Period set forth in the schedule above with Newfield and each such other company ranked from best to worst based on each such company’s Total Stockholder Return for such Measurement Period by (b) one greater than the number of companies comprising the Qualified Peer Group for such Measurement Period.

      “Total Stockholder Return” for a particular Measurement Period means the rate of return (expressed as a percentage) achieved with respect to the common stock of Newfield and each company in the Qualified Peer Group for such Measurement Period if (a) $100 were invested in the common stock of each such company at the beginning of such Measurement Period based on the closing price of the applicable common stock on January 31, 2003, (b) all dividends declared with respect to a particular common stock during such Measurement Period are reinvested in such common stock as of the payment date for such dividends (using the closing price for such common stock on such payment date) and (c) the per share valuation of such common stock at the end of such Measurement Period equals the closing price on the last trading day occurring on or before the last January 31 of such Measurement Period.

      “Qualified Peer Group” means each Qualified Peer Company; provided that, if there are more than 15 Qualified Peer Companies at the end of the relevant Measurement Period, then only the first 15 Qualified Peer Companies (taken in order from the list of companies in the definition of “Initial Peer Group” and then, if still less than 15, in the order designated by the Committee) shall comprise the Qualified Peer Group for such Measurement Period.

      “Qualified Peer Company” means each company included in the Initial Peer Group that (a) has been listed or traded on a national securities exchange or the Nasdaq National Market (or any successor thereto) throughout the relevant Measurement Period and (b) has not at any time during the relevant Measurement Period had a significant change in its capital structure or ownership as a result of a merger, consolidation, recapitalization, reorganization or similar transaction such that, in the discretion of the Committee, such company should no longer be considered a peer of the Company.

      “Initial Peer Group” means the following companies and their successors: Pogo Producing Company, Noble Energy, Inc., Houston Exploration Co., Stone Energy Corporation, XTO Energy Inc., Westport Resources Corporation, Cabot Oil & Gas Corporation, EOG Resources, Inc., Forest Oil Corporation, Chesapeake Energy Corporation, Swift Energy Company, St. Mary Land & Exploration Company, Pioneer Natural Resources Company, Tom Brown Inc., Kerr-McGee Corporation, Apache Corporation, Burlington Resources Inc., Anadarko Petroleum Corporation, Devon Energy Corporation and Murphy Oil Corporation and any other company or companies designated in writing by the Committee from time to time.

      Chief Executive Officer Compensation. As described above, Newfield’s executive compensation philosophy, including the compensation of its Chief Executive Officer, is a competitive base salary and incentive compensation based upon Newfield’s performance. Specific actions taken by the Committee regarding Mr. Trice’s compensation for the 2003 performance year are summarized below.

      Base Salary. Mr. Trice’s annual base salary was increased from $275,000 to $300,000 in February 2003 primarily as a cost of living adjustment.

      Incentive Compensation Plan. In February 2004, Mr. Trice received a $550,000 current award and a $550,000 deferred award for the 2003 performance period pursuant to the 2003 Incentive Compensation Plan. These awards were based on Mr. Trice’s level of responsibility, his relative contribution to Newfield’s performance in 2003, the quality of his performance and his value to Newfield.

      Stock Plans. In February 2003, Mr. Trice was awarded 50,000 restricted shares pursuant to the 2000 Omnibus Plan. This action was taken to provide him with further incentive with respect to Newfield’s future performance, to further align his interests with those of Newfield’s stockholders and to reward him for his contribution to Newfield’s performance in 2002.

      This report is submitted on behalf of the Compensation & Management Development Committee.

C. E. (Chuck) Shultz, Chairman
Charles W. Duncan, Jr.
Dennis R. Hendrix
John Randolph Kemp III

Stockholder Return Performance Presentation

      As required by applicable rules of the SEC, the performance graph shown below was prepared based upon the following assumptions:

•	$100 was invested in our common stock, the S&P 500 and our “peer group” on December 31, 1998 at the closing price on such date;

•	investment in our peer group is weighted based on the stock market capitalization of each individual company within the peer group at the beginning of the period;

•	dividends are reinvested on the ex-dividend dates.

      Our peer group is composed of Cabot Oil and Gas Corporation, Westport Resources Corporation, EOG Resources Inc., Forest Oil Corporation, Noble Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Company, Stone Energy Corporation, The Houston Exploration Company and XTO Energy Inc.

Total Return Analysis	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Newfield Exploration	$100.00	$128.17	$227.31	$170.15	$172.74	$213.42
Peer Group	$100.00	$112.27	$295.64	$238.61	$277.53	$322.80
S&P 500 Index	$100.00	$121.01	$109.99	$96.98	$75.58	$97.17

Audit Committee Report

      The Audit Committee currently consists of the three directors whose names appear below. Each member of the Committee is “independent” as defined in Sections 303.01(B)(2)(a) and 303.01(B)(3) of the NYSE’s listing standards. The primary purpose of the Committee is to assist the Board of Directors in monitoring:

•	the integrity of Newfield’s financial statements and reporting processes and systems of internal controls;

•	the qualifications and independence of Newfield’s independent accountants;

•	the performance of Newfield’s internal audit function and independent accountants; and

•	compliance with legal and regulatory requirements.

The Committee performs the specific functions set forth in its charter, which is included as Appendix A to this proxy statement.

      The Committee held eight meetings during 2003. The meetings were designed to facilitate and encourage communication between the Audit Committee, Newfield’s internal auditors and Newfield’s independent accountants.

      The Committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent accountants, the audited financial statements of Newfield to be included in its Annual Report on Form 10-K for the year ended December 31, 2003.

      The Committee also has discussed with Newfield’s independent accountant the matters required to be discussed pursuant to SAS 61, 89 and 90, “Codification of Statements on Auditing Standards, Communication with Audit Committees.” The Committee has received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP such independent accountants’ independence. The Committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

      Based on the review and discussion referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

      This report is submitted on behalf of the Audit Committee.

Thomas G. Ricks, Chairman
Claire S. Farley
Howard Newman

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were:

Category of Service	2002	2003

Audit fees	$698,646	$729,600
Audit related fees	263,161	106,053
Tax fees	221,602	268,593
All other fees	—	—

Total	$1,183,409	$1,104,246

      The audit fees for the year ended December 31, 2003 were for professional services rendered in connection with the audit of our 2003 consolidated financial statements, including the statutory audit fee in the U.K. and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC. The audit fees for the year ended December 31, 2002 were for professional services rendered in connection with the audit of our 2002 consolidated financial statements, including the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC.

      Audit related fees for the year ended December 31, 2003 were for internal control reviews, consultations concerning financial accounting and reporting standards and Australian audit related services. The audit related fees for the year ended December 31, 2002 were for the audit of our 401(K) plan, due diligence related to our acquisition of EEX Corporation, internal control reviews, consultations concerning financial accounting and reporting standards, option valuation services and Australian audit related services.

      Tax fees for the year ended December 31, 2003 were for services related to tax compliance, including the preparation of tax returns and tax planning advice, a Section 280G review, a transaction cost analysis, international tax structuring and other tax services. Tax fees for the year ended December 31, 2002 were for services related to tax compliance, including the preparation of tax returns, tax due diligence related to our acquisition of EEX Corporation, tax planning advice and other tax services.

      PricewaterhouseCoopers did not provide us any financial information systems design or implementation services during 2003 or 2002.

      The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent public accountant as well as the fees charged for such services. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of such services on the auditor’s independence.

ITEM 2.

APPROVAL OF THE NEWFIELD EXPLORATION COMPANY

2004 OMNIBUS STOCK PLAN

      Our Board of Directors approved the Newfield Exploration Company 2004 Omnibus Stock Plan effective as of March 4, 2004 and directed that the plan be presented to our stockholders for approval at the annual meeting. As of February 29, 2004, an aggregate of 957,084 shares of our common stock were available for grant pursuant to all of our employee stock plans (other than pursuant to our Employee Stock Purchase Plan and our 1993 Incentive Compensation Plan). As of February 29, 2004, we had approximately 370 full time employees.

Summary of the Plan

      The full text of the plan is included in this proxy statement as Appendix B. The following summary of the plan is qualified in its entirety by reference to the full text of the plan.

      Purpose. The purpose of the plan is to provide a means through which our company and its subsidiaries may attract and retain able employees and to provide a means whereby those individuals upon whom the successful administration and management of our company and its subsidiaries rest, and whose present and potential contributions to our welfare are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for our company and its subsidiaries. A further purpose of the plan is to provide employees with additional incentive and reward opportunities designed to enhance our profitable growth and to better align the interests of such employees with those of our stockholders.

      Eligibility; Types of Awards. Under the plan, the committee administering the plan (which will be the Compensation & Management Development Committee) may award nonqualified stock options, incentive stock options and restricted stock to employees of our company and its subsidiaries.

      Options. Options granted under the plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 or similar provisions. Each option will have a specified term that cannot exceed 10 years.

      No stock option may be granted with a per share exercise price less than the fair market value of a share of our common stock on the date the stock option is granted. For this purpose, the fair market value of a share for a particular day is equal to the average of the high and low sales prices of our common stock on the NYSE on that day. Generally, the committee may not, without stockholder approval, amend any outstanding option to lower the exercise price or cancel and replace an outstanding option with an option having a lower option price.

      Restricted Stock. The plan also provides for shares of our common stock to be issued in the form of restricted stock awards. Unless otherwise provided in the agreement governing an award, participants will have the right to vote restricted shares and the right to receive any cash dividends. The committee will determine the participants to whom restricted shares will be awarded, the number of shares to be awarded, the duration of the restricted period, the conditions under which the shares may be forfeited to us and any other terms and conditions. Restricted stock may not be disposed of by a participant until the restrictions specified in the restricted stock award expire.

      The committee also may establish performance targets applicable to restricted stock awards, including in such a manner as may permit lapse of restrictions with respect thereto to qualify as “performance-based compensation” pursuant to Section 162(m)(4)(C) of the Internal Revenue Code. Restrictions may lapse upon the attainment of one or more performance targets based on, among others, (a) the market price of our common stock, (b) our consolidated earnings per share, (c) our market share, (d) the market share of one of our business units, (e) our sales, (f) the sales of one of our business units, (g) our or one of our business unit’s consolidated net income (before or after taxes), (h) our or one of our business unit’s consolidated cash flow return on investment, (i) our or one of our business unit’s consolidated earnings before or after interest, taxes and depreciation, depletion and amortization, (j) the economic value added, (k) the return on stockholders’ equity achieved by us, (l) reserve additions or revisions, (m) economic value added from reserves, (n) total capitalization, (o) total stockholder return, (p) assets, (q) exploration successes, (r) production volumes, (s) finding and development costs, (t) cost reductions and savings, (u) return on sales or (v) profit margins. The committee may, in its discretion, terminate any restrictions applicable to a restricted stock award unless such action would cause an award that was designed to qualify as performance-based compensation to no longer so qualify.

      Shares Available. No more than 3,000,000 shares of our common stock may be issued under the plan. With respect to each option granted under the plan, the number of shares available for issuance under the plan will be reduced by the number of shares subject to such option, and to the extent that such option lapses or the rights of its holder terminate, any shares not issued pursuant to such option shall again be available for grant under the plan. With respect to each award of restricted shares, the number of shares available for issuance under the plan will be reduced by two times the number of shares subject to such restricted share award, and to the extent that such restricted share award lapses or the rights of its holder terminate, two times the number of shares subject to such restricted share award that were forfeited will again be available for grant under the plan. Under the terms of the plan, the maximum number of shares of our common stock that may be subject to awards granted to any one employee during any calendar year is 100,000, of which no more than 50,000 may be in the form of restricted stock awards. The number of shares available under the plan, the limits on the number of shares that may be subject to awards granted to any one employee during any calendar year and the number of shares subject to, and the exercise price of, outstanding stock options are subject to adjustment upon a change in our common stock as a result of a stock dividend or split, recapitalization, reorganization, reclassification or other similar change.

      Administration. The plan is administered by the Compensation & Management Development Committee, or a subcommittee of that committee, which must approve option and restricted stock awards granted under the plan. The committee has broad powers to administer and interpret the plan, including the authority (a) to establish rules for the administration of the plan, (b) to select the participants in the plan, (c) to determine the types of awards to be granted and the number of shares covered by such awards and (d) to set the terms and conditions of such awards.

      Change of Control Provisions. Generally, upon the occurrence of a change of control all restrictions on restricted shares under the plan will immediately lapse, and the committee will take one or more of the following actions in connection with any options granted under the plan: (a) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time, after which such options will terminate, (b) require the mandatory surrender by selected participants of some or all of the outstanding options held by such participants and provide for the purchase by us, in cash, of such options at a price determined pursuant to the terms of the plan, (c) make such adjustments to options then outstanding as the committee deems appropriate, in its sole discretion, to reflect such change of control or (d) provide that the number and class of shares covered by an option be adjusted so that such option will thereafter cover the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled if, immediately prior to such change of control, the participant had been the holder of record of the number of shares of our common stock then covered by such option. A “change of control” generally means: (i) our company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of another entity), (ii) our stockholders approve a merger or consolidation of our company with another entity and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of our company, (iii) we sell, lease or exchange all or substantially all of our assets to any other person or entity, (iv) our company is dissolved or liquidated, (v) any person, entity or group acquires or gains control of more than 50% of our outstanding voting stock or (vi) as the result of a contested election, the persons who were our directors before such election cease to constitute a majority of our Board.

      Amendment. Our Board may, in its sole discretion, terminate or amend the plan at any time except that the terms of any award then outstanding may not be adversely affected without the consent of the holder of such award. However, our Board may not amend the plan without the approval of stockholders if the amendment would (a) increase the total number of shares of our common stock available for issuance under the plan, (b) change the reduction in the number of shares available for issuance under the plan upon the grant of a restricted stock award to less than two times the number of shares subject to such award, (c) change the class of individuals eligible to participate in the plan, (d) change or delete the restrictions on “repricing” options, (e) increase the maximum number of shares of our common stock that may be subject to awards granted to any one individual during any calendar year, (f) permit the award of shares of our common stock other than in the form of restricted stock, (g) provide for additional types of awards, (h) permit the price at which a share of our common stock may be purchased upon exercise of an option to be less than the fair market value of a share on the date the option is granted or (i) alter or otherwise change the foregoing restrictions.

      Federal Income Tax Consequences. The following is a general summary of the material United States federal income tax consequences relating to the plan based on federal income tax laws currently in effect. The summary is not intended to be exhaustive and does not describe the effect, if any, of gift, estate and inheritance taxes. The plan is not qualified under Section 401(a) of the Code.

      “Nonqualified” stock options granted under the plan are not intended to, and do not qualify for, the favorable tax treatment available to “incentive” stock options under Section 422 of the Internal Revenue Code. Generally, no income is taxable to the optionee (and we are not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the optionee generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. We are entitled to a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if we comply with applicable federal reporting requirements.

      “Incentive” stock options granted under the plan are intended to qualify for favorable tax treatment under Section 422. Under Section 422, an optionee realizes no taxable income when an incentive stock option is granted. Further, the optionee generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of our company. We ordinarily are not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

      A participant who receives a restricted stock award and who does not elect to be taxed at the time of grant will not recognize taxable income upon such grant and we will not be entitled to a deduction until the lapse of restrictions with respect to such shares. Upon such lapse, the participant will recognize taxable ordinary income in an amount equal to the fair market value of our common stock at that time, and subject to certain limitations on compensation in excess of $1 million set forth in Section 162(m), we will be entitled to a deduction in the same amount. A participant may, however, elect to recognize taxable ordinary income in the year the shares are granted in an amount equal to their fair market value at that time (determined without regard to the restrictions). In that event, we will be entitled to a deduction in such year in the same amount, and any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. Any dividends with respect to shares that are paid or made available to a participant (who has not elected to be taxed on the date of grant) while such shares remain forfeitable are treated as additional compensation taxable as ordinary income to the participant and deductible by us. If such election has been made with respect to the shares, dividends represent ordinary dividend income to the participant and are not deductible by us. If the participant elects to be taxed on the restricted shares on the date of grant and the participant subsequently forfeits such shares, the participant is not entitled to a deduction as a consequence of such forfeiture and we must include as ordinary income the amount we previously deducted with respect to such shares.

      Certain provisions in the plan provide for the acceleration of the time at which options then outstanding may be exercised and the lapse of restrictions on restricted shares. Such acceleration or lapse may constitute “parachute payments” which, when aggregated with certain other payments received by an individual, could result in the individual receiving “excess parachute payments” (a portion of which would be allocated to those payments derived from an award of stock). We would not be allowed a deduction for any excess parachute payments and the recipient of the payments would be subject to a nondeductible 20% excise tax on such payments in addition to income tax otherwise owed with respect to such payment.

ITEM 3.

AMENDMENT TO SECOND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

      Our Board of Directors has unanimously approved an amendment to our Second Restated Certificate of Incorporation (our charter) to increase the authorized number of shares of our common stock that we have authority to issue from 100,000,000 to 200,000,000 (the charter amendment) and has directed that the charter amendment be submitted to our stockholders for approval. To effect such increase, the first paragraph of article Fourth of our charter will be amended to read in its entirety as follows:

“FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is 205,000,000 shares, of which 5,000,000 shall be shares of preferred stock, par value $.01 per share (“Preferred Stock”), and 200,000,000 shall be shares of common stock, par value $.01 per share (“Common Stock”).”

      The charter amendment will have no effect on the number of shares of preferred stock we are authorized to issue. No shares of our preferred stock are currently issued, outstanding or reserved for issuance. The additional shares for which authorization is sought would be identical to the shares of our common stock now authorized. The holders of our common stock do not presently have preemptive rights to subscribe for any of our securities and will not have any such rights to subscribe for the additional shares proposed to be authorized. If the charter amendment is approved by the required vote of our stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

Reasons for the Increase in Authorized Shares

      We are presently authorized to issue 100,000,000 shares of our common stock, of which 56,316,835 were issued and outstanding at the close of business on February 29, 2004. An additional 4,104,215 shares of our common stock were reserved for issuance at such date pursuant to our omnibus stock and stock option plans (including our 2004 Omnibus Stock Plan, which is subject to stockholder approval as described above), our employee stock purchase plan, our non-employee director restricted stock plan and our 1993 Incentive Compensation Plan. Accordingly, at February 29, 2004, there were only 39,578,950 shares of our common stock that remained available for issuance.

      Our Board of Directors and management believe that additional shares of our common stock should be authorized for issuance to provide the flexibility to issue our common stock for proper corporate purposes. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for working capital or capital expenditures and providing incentives through stock option or other incentive plans. We have no plan, commitment or understanding at this time to issue any shares of our common stock other than those reserved for issuance as described above. Our Board believes, however, that the availability of additional shares of our common stock for issuance will enable us to take advantage of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders at the time such additional shares may be needed.

      If the charter amendment is approved, the increase in authorized shares will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of our common stock. However, the issuance of additional shares of our common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock.

      Authorized but unissued shares of our common stock could be used by our Board to make a change in control of our company more difficult, even if stockholders viewed such change in control as favorable to their interests. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our company. Such shares could be privately placed with purchasers who might side with our Board in opposing a hostile takeover bid. We are not aware of any effort to accumulate our common stock or obtain control of our company by a tender offer, proxy contest or otherwise, and we have no present intention to use the increased number of available shares for antitakeover purposes.

ITEM 4.

RATIFICATION OF APPOINTMENT OF AUDITORS

      The Audit Committee of our Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2004. We are advised that no member of PricewaterhouseCoopers has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

      If the appointment is not ratified, the Audit Committee of our Board will consider the appointment of other independent accountants. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

OTHER BUSINESS

      Our Board of Directors does not know of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting or any adjournment(s) thereof, it is intended that proxies will be voted in accordance with the judgment of the persons holding the proxies.

STOCKHOLDER PROPOSALS

      Any stockholder who desires to submit a proposal for inclusion in the proxy material for presentation at our 2005 Annual Meeting of Stockholders must forward the proposal to our Secretary, at the address indicated on the cover page of this proxy statement, so that our Secretary receives it no later than November 25, 2004. Any notice of a proposal to be considered at our 2005 Annual Meeting of Stockholders also should be submitted to our Secretary. Any such notice will be considered untimely if not received by our Secretary on or before February 11, 2005.

By order of the Board of Directors,

TERRY W. RATHERT
Secretary

March 25, 2004

Appendix A

NEWFIELD EXPLORATION COMPANY

SECOND AMENDED AND RESTATED CHARTER

OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

Effective as of February 11, 2004

      The Board of Directors (the “Board”) of Newfield Exploration Company (the “Company”) established an Audit Committee (the “Committee”) on May 10, 1990. On October, 18, 1993 the Board adopted certain resolutions regarding, among other things, the composition of the Committee and its functions, duties, responsibilities and powers. The resolutions were superceded by a Charter of the Committee effective as of its date of adoption by the Board on May 4, 2000 (the “Existing Charter”). The Existing Charter was amended and restated effective as of July 28, 2003 and is again amended and restated as set forth herein as of the effective date set forth above.

Purpose

      The primary purpose of the Committee is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements and financial reporting processes and systems of internal controls;

•	the qualifications and independence of the Company’s independent accountants;

•	the performance of the Company’s internal audit function and independent accountants; and

•	the Company’s compliance with legal and regulatory requirements.

Composition

      The Committee shall consist of at least three members, all of whom must be members of the Board. The members of the Committee shall meet the independence and qualification requirements of:

•	the New York Stock Exchange;

•	Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

•	the rules and regulations of the Securities and Exchange Commission (the “SEC”) (including without limitation Rule 10A-3 promulgated under the Exchange Act).

Committee members shall not simultaneously serve on the audit committees of more than two other public companies. Subject to Section 3 of Article IV of the Company’s bylaws, the Board shall appoint the members of the Committee after considering the recommendation of the Nominating & Corporate Governance Committee. One of the members, who shall be selected by the Committee, shall serve as the chairperson of the Committee. The Committee shall consider the recommendation of the Nominating & Corporate Governance Committee in making such selection. The Board may remove or replace any member of the Committee at any time.

Authority and Responsibilities

      The Committee shall have the sole authority to appoint, retain and terminate the Company’s independent accountants. The Committee shall be directly responsible for the compensation, oversight and evaluation of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

      The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Such pre-approval may be accomplished by engagement arrangements entered into pursuant to pre-approval policies and procedures previously established by the Committee, but only if the policies are detailed as to the particular services that are pre-approved, the Committee is informed of each such service provided and the policies do not delegate the Committee’s responsibilities to management. The Committee shall have sole authority to approve all audit engagement fees and terms and non-audit engagements with the Company’s independent accountants. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors without the approval of the Board. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      Without limiting the generality of the preceding statement, the Committee, shall:

     Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent accountants the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

      2. Review and discuss with management and the independent accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q and the results of the independent accountants’ review of the quarterly financial statements.

      3. Discuss with management and the independent accountants any analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative treatments of the financial statements within generally accepted accounting principles (“GAAP”).

      4. Discuss with management and the independent accountants major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

      5. Review and discuss regular reports from the independent accountants on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants;

•	any accounting adjustments that were noted or proposed by the independent accountants but were “passed” as immaterial or otherwise; and

•	other material written communications between the independent accountants and management, such as any management letter, internal control letter or schedule of unadjusted differences.

      6. Discuss with management the type and presentation of information to be included in the Company’s earnings press releases prior to public release, including the use of “pro forma” or “adjusted” non-GAAP information, and review any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not precede each earnings release or each instance in which the Company provides guidance.

      7. Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      8. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      9. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      10. Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

     Oversight of the Company’s Relationship with the Independent Accountants

      11. Review and evaluate the lead partner of the independent accountants’ team.

      12. Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountants’ independence, and taking into account the opinions of management and the internal auditing department (or outside auditor performing the function of an internal auditing department). The Committee shall present its conclusions with respect to the independent accountants to the Board.

      13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring (or reviewing) audit partner responsible for reviewing the audit and other audit partners performing services for the Company and its subsidiaries as required by law. Consider whether, in order to assure continuing independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

      14. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent accountants.

      15. Discuss with the independent accountants significant matters with respect to which the Company’s audit team consulted with the national office of the independent accountants.

      16. Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit.

     Oversight of the Company’s Internal Audit Function

      17. Review the appointment and replacement of any senior internal auditing personnel or, at the discretion of the Board, select and contract with an outside auditor (other than the Company’s independent accountants) to perform the function of an internal auditing department. The senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall report directly to the Committee, and the Committee shall direct the scope and duties of the internal audit function.

      18. Review the regular reports to management prepared by the internal auditing department (or any outside auditor performing the function of an internal auditing department) and management’s responses.

      19. Discuss with the independent accountants and management the responsibilities, budget and staffing of the internal auditing department (or any outside auditor performing the function of an internal auditing department), and any recommended changes in the planned scope of the internal audit.

     Compliance Oversight Responsibilities

      20. Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

      21. Obtain reports from management and the Company’s senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

      22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      23. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      24. Discuss with the Company’s internal or outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

     Other Matters

      25. Prepare the report required by SEC rules to be included in the Company’s annual proxy statement.

      26. Review the adequacy of this Charter each year and recommend any proposed changes to the Board for approval.

      27. Review and evaluate its own performance each year and submit itself to the review and evaluation of the Board.

      28. Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be amended), the rules of the New York Stock Exchange applicable to domestic listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

Limitation of Committee’s Role

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Procedural Matters; Fees

      Conflicts with Bylaws. This Charter shall in no way alter, amend or repeal any provision of the Company’s bylaws. To the extent that this Charter conflicts with any provision of the Company’s bylaws, the bylaws shall govern.

      Meetings. The Committee shall meet at the call of its chairperson, two or more members of the Committee or the Chairman of the Board but no less frequently than quarterly. Meetings may, at the discretion of the Committee, include members of the Company’s management, independent consultants and such other persons as the Committee or its chairperson may determine. The Committee shall meet periodically with management, the internal auditing department (or any outside auditor performing the function of an internal auditing department) and the independent accountants in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or the internal auditing department (or any outside auditor performing the function of an internal auditing department) to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet in person, by telephone conference call or in any other manner in which the Board or the Committee is permitted to meet under law or the Company’s bylaws. The Committee may also act by unanimous written consent in lieu of a meeting.

      Transaction of Business. A majority of the members of the Committee constitute a quorum for the transaction of business. A majority of the members of the Committee present at any meeting at which a quorum is present are competent to act. Except as expressly provided in this Charter or in the Company’s bylaws or corporate governance guidelines, the Committee may determine additional rules and procedures to govern it or any of its subcommittees, including designation at any meeting of a chairperson pro tempore in the absence of the chairperson and of a secretary (who need not be a member of the Committee) for that meeting.

      Minutes; Reports to the Board. The Committee shall keep minutes of all meetings and of all actions taken by the Committee, file such minutes with the Secretary of the Company and provide a copy of such minutes to the Board. The Committee, either directly or through its chairperson, shall provide the Board with regular reports on its activities and any recommendations by the Committee to the Board.

      Fees; Reimbursement of Expenses. Each member of the Committee shall be paid the fees set by the Board for his or her services as a member or chairperson of the Committee. Subject to the Company’s corporate governance guidelines and other policies, members of the Committee shall be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as members of the Committee.

Appendix B

NEWFIELD EXPLORATION COMPANY

2004 OMNIBUS STOCK PLAN

I.  PURPOSE

      The purpose of this NEWFIELD EXPLORATION COMPANY 2004 OMNIBUS STOCK PLAN (this “Plan”) is to provide a means through which NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of this Plan is to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries and to better align the interests of such employees with those of the Company’s stockholders. Accordingly, this Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards and any combination of the foregoing, as is best suited to the circumstances of a particular employee.

II.  DEFINITIONS AND CONSTRUCTION

      (a) Definitions. Where the following words and phrases are used in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

      “Award” means, individually or collectively, any Option or Restricted Stock Award.

      “Board” means the Board of Directors of the Company.

      “Change of Control” means the occurrence of any of the following events: (i) the Company is not the surviving Person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another Person), (ii) the stockholders of the Company approve a merger or consolidation of the Company with another Person and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other Person, (iv) the Company is to be dissolved and liquidated, (v) any Person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or (vi) as a result of or in connection with a contested election of directors, the Persons who were directors of the Company before such election cease to constitute a majority of the Board. Notwithstanding the foregoing, for purposes of Paragraph IX(d), the definition of “Change of Control” shall not include clause (i) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more Persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event.

      “Change of Control Value” means (i) the price per share offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction that constitutes a Change of Control, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if a Change of Control occurs other than pursuant to a tender offer or exchange offer, the fair market value per share of the shares into which Awards are exercisable, as determined by the Committee. If the consideration offered to stockholders of the Company in any Change of Control transaction consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

      “Code” means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

      “Committee” means, subject to Paragraph IV(d), the Compensation & Management Development Committee of the Board.

      “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph IX.

      “Company” has the meaning specified in Paragraph I.

      An “employee” means any Person (including an officer or a director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock were so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

      “Forfeiture Restrictions” has the meaning specified in Paragraph VIII(a).

      “Holder” means an employee who has been granted an Award, all or any portion of which remains outstanding.

      “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

      “Option” means an Award granted under Paragraph VII of this Plan and includes both Incentive Stock Options to purchase Common Stock and Options to purchase Common Stock that do not constitute Incentive Stock Options.

      “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

      “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind.

      “Plan” means this Newfield Exploration Company 2004 Omnibus Stock Plan, as it may be amended from time to time.

      “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

      “Restricted Stock Award” means an Award granted under Paragraph VIII of this Plan.

      “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

      (b) Construction. Unless the context otherwise requires, as used in this Plan (i) a term has the meaning ascribed to it; (ii) “or” is not exclusive; (iii) “including” means “including, without limitation;” (iv) words in the singular include the plural; (v) words in the plural include the singular; (vi) words applicable to one gender shall be construed to apply to each gender; (vii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Plan; (viii) the term “Paragraph” refers to the specified Paragraph of this Plan; (ix) the descriptive headings contained in this Plan are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan; (x) all references to amounts of money are to U.S. dollars; and (xi) a reference to any Person includes such Person’s successors and permitted assigns.

III.  EFFECTIVE DATE AND DURATION OF THIS PLAN

      This Plan shall become effective upon the date of its adoption by the Board; provided that this Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option shall be exercisable and no Restricted Stock Award shall vest prior to such stockholder approval. No further Awards may be granted under this Plan after ten years from the date this Plan is adopted by the Board. This Plan shall remain in effect until all Options granted under this Plan have been satisfied or expired, and all Restricted Stock Awards granted under this Plan have vested or been forfeited.

IV.  ADMINISTRATION

      (a) Committee Administration. Subject to Paragraph IV(d), this Plan shall be administered by the Committee.

      (b) Powers. Subject to the express provisions of this Plan, the Committee shall have authority, in its sole discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Restricted Stock Award shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion may deem relevant.

      (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of this Plan. Subject to the express provisions of this Plan, this shall include the power to construe this Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to this Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

      (d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of this Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate all or any portion of its powers, duties and responsibilities under this Plan to a subcommittee of the Committee. In particular, the Committee may delegate the administration (or interpretation of any provision) of this Plan and the right to grant Awards under this Plan to a subcommittee consisting solely of two or more members of the Committee who are outside directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of “Non-Employee Director” as defined in Rule 16b-3). The Committee may put any conditions and restrictions on the powers that may be exercised by such subcommittee upon such delegation as the Committee determines in its sole discretion, and the Committee may revoke such delegation at any time.

V.  SHARES SUBJECT TO THIS PLAN; GRANT OF OPTIONS;

GRANT OF RESTRICTED STOCK AWARDS

      (a) Shares Subject to this Plan and Award Limits. Subject to adjustment from time to time in accordance with the terms of this Plan, the aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 3,000,000 shares. With respect to each Option granted under this Plan, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares subject to such Option, and to the extent that such Option lapses or the rights of its Holder terminate, any shares not issued pursuant to such Option shall again be available for the grant of an Award under this Plan. With respect to each Restricted Stock Award granted under this Plan, the number of shares of Common Stock available for issuance under this Plan shall be reduced by two times the number of shares subject to such Restricted Stock Award, and to the extent that such Restricted Stock Award lapses or the rights of its Holder terminate, two times the number of shares subject to such Restricted Stock Award that were forfeited shall again be available for the grant of an Award under this Plan. Notwithstanding any provision in this Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year is 100,000 shares of Common Stock, of which no more than 50,000 shares of Common Stock may be subject to Restricted Stock Awards (as adjusted from time to time in accordance with the terms of this Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under this Plan that is intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code to qualify as such, including counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced or shares subject to Restricted Stock Awards that are forfeited.

      (b) Grant of Options. The Committee may from time to time grant Options to one or more employees determined by it to be eligible for participation in this Plan in accordance with the terms of this Plan.

      (c) Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to one or more employees determined by it to be eligible for participation in this Plan in accordance with the terms of this Plan.

      (d) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of this Plan shall cease to be subject to this Plan but, until termination of this Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of this Plan.

VI.  ELIGIBILITY

      Awards may be granted only to Persons who, at the time of grant, are employees. An Award may be granted on more than one occasion to the same Person, and, subject to the limitations set forth in this Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award or any combination thereof.

VII.  STOCK OPTIONS

      (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant.

      (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

      (c) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

      (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of this Plan as the Committee from time to time shall approve, including provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the constructive delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan (including an amendment that accelerates the time at which the Option, or any portion thereof, may be exercisable).

      (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid or otherwise satisfied in full in the manner prescribed by the Committee and the applicable Option Agreement. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

      (f) Restrictions on Repricing Options. Except as provided in Paragraph IX, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

      (g) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

      (h) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under this Plan from time to time in substitution for stock options held by individuals employed by corporations or other Persons who become employees as a result of a merger or consolidation or other business transaction with the Company or a subsidiary of the Company.

VIII.  RESTRICTED STOCK AWARDS

      (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (“Forfeiture Restrictions”). Applicable Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on the price of a share of Common Stock, the Company’s consolidated earnings per share, the Company’s market share, the market share of a business unit of the Company designated by the Committee, the Company’s sales, the sales of a business unit of the Company designated by the Committee, the consolidated net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, the consolidated cash flow return on investment of the Company or any business unit of the Company designated by the Committee, the consolidated earnings before or after interest, taxes and depreciation, depletion and amortization of the Company or any business unit of the Company designated by the Committee, the economic value added, the return on stockholders’ equity achieved by the Company, reserve additions or revisions, economic value added from reserves, total capitalization, total stockholder return, assets, exploration successes, production volumes, finding and development costs, cost reductions and savings, return on sales or profit margins, (ii) the Holder’s continued employment as an employee for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events; provided, however, that with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) that has been designed to meet the exception for performance-based compensation under section 162(m) of the Code, such performance measures may only be subject to adjustment to the extent that such adjustment would not cause such Award to cease to be performance-based under applicable Treasury Regulations. In addition, such performance measures may be absolute, relative to one or more other companies or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division or department thereof. Each Restricted Stock Award may, in the sole discretion of the Committee, have Forfeiture Restrictions that are the same as or different from the Forfeiture Restriction with respect to other Restricted Stock Awards.

      (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless provided otherwise in a Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions, if any, shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

      (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award except to the extent otherwise required by law.

      (d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its sole discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Holder pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Paragraph VIII(d) may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Paragraph VIII(d), the Committee may not take any action described in this Paragraph VIII(d) with respect to a Restricted Stock Award that has been granted to a covered employee (as defined in Paragraph VIII(a)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code (unless such action would not cause such Award to cease to be performance-based under applicable Treasury Regulations).

      (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may, in its sole discretion, determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Holder and the restriction set forth in the last sentence of Paragraph VIII(d), the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement at any time and from time to time in any manner that is not inconsistent with the provisions of this Plan.

IX.  RECAPITALIZATION OR REORGANIZATION

      (a) No Effect on Right or Power. The existence of this Plan and the Awards granted hereunder shall not affect in any way any right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded down to the next whole share.

      (c) Recapitalizations. If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure, the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of such transaction if, immediately prior to such transaction, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

      (d) Change of Control; Restricted Stock Awards. Notwithstanding any provision herein or in any Restricted Stock Agreement to the contrary, upon a Change of Control all Restricted Stock Awards then outstanding shall automatically be fully vested and nonforfeitable.

      (e) Change of Control; Options. Upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any Holder, shall, no later than ten days after the approval by the stockholders of the Company of such Change of Control (other than of the type described in clause (v) of the definition of “Change of Control”) or no later than thirty days after a Change of Control of the type described in clause (v) of the definition of “Change of Control,” effect one or more of the following alternatives with respect to outstanding Options, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder: (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate, in its sole discretion, to reflect such Change of Control (provided, however, that the Committee may, in its sole discretion, determine that no adjustment is necessary to Options then outstanding) or (iv) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option thereafter covers the number and class of shares of stock or other securities or property (including cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such transaction, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. The provisions of Paragraphs IX(d) and IX(e) shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

      (f) Other Changes in the Common Stock. If the outstanding Common Stock is changed by reason of a recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, exchange, distribution to the holders of Common Stock or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. If the outstanding Common Stock is so changed, or upon the occurrence of any other event described in this Paragraph IX or a Change of Control, the aggregate number of shares available under this Plan and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee in its sole discretion, which determination shall be conclusive.

      (g) Stockholder Action. Any adjustment provided for in this Paragraph IX shall be subject to any required stockholder action.

      (h) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

      X. AMENDMENT AND TERMINATION OF THIS PLAN

      The Board may, in its sole discretion, terminate this Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any part hereof from time to time; provided that no change in this Plan may be made that would impair the rights of a Holder with respect to an Award theretofore granted without the consent of such Holder; and provided further that the Board may not, without the approval of the stockholders of the Company, amend this Plan to (a) increase the maximum aggregate number of shares that may be issued under this Plan, (b) change the third sentence of Paragraph V(a) to provide that the number of shares available for issuance under this Plan shall be reduced by less than two times the number of shares subject to each Restricted Stock Award granted hereunder, (c) change the class of individuals eligible to receive Awards under this Plan, (d) change or delete Paragraph VII(f), (e) increase the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year, (f) permit the award of shares of Common Stock other than in the form of a Restricted Stock Award, (g) provide for additional types of awards, (h) permit the price at which a share of Common Stock may be purchased upon exercise of an Option to be less than the Fair Market Value of a share of Common Stock on the date such Option is granted or (i) alter or otherwise change any provision of this Paragraph X.

XI.  MISCELLANEOUS

      (a) No Right To An Award. Neither the adoption of this Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be granted an Option, a right to a Restricted Stock Award or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

      (b) No Employment Rights Conferred; Employment Relationship. Nothing contained in this Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time. An employee shall be considered to have terminated employment for purposes of this Plan if such employee’s employer ceases to be a parent or subsidiary corporation of the Company (as defined in section 424 of the Code).

      (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under this Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company may (i) withhold, or cause to be withheld, from any payment to a Holder by or on behalf of the Company or any of its subsidiaries or (ii) require a Holder to pay to the Company or any of its subsidiaries any amount necessary to satisfy all tax withholding obligations arising under applicable local, state or federal laws with respect to an Award granted to such Holder.

      (d) No Restriction on Corporate Action. Nothing contained in this Plan shall be construed to prevent the Company or any of its subsidiaries from taking any corporate action that is deemed by the Company or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its subsidiaries as a result of any such action.

      (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

      (f) Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

NEWFIELD EXPLORATION COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

This Proxy is Solicited on Behalf of the Board of Directors of Newfield Exploration Company

PROXY

     The undersigned hereby appoints David A. Trice, Terry W. Rathert and C. William Austin, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Newfield Exploration Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Newfield Exploration Company to be held in Houston, Texas, on Thursday, May 6, 2004 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

(Continued and to be signed on the other side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

NEWFIELD EXPLORATION COMPANY

May 6, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. If the envelope is missing, please address your completed proxy card to Newfield Exploration Company, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10273-0923.
- or -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on May 5, 2004.	COMPANY NUMBER	12649
ACCOUNT NUMBER
CONTROL NUMBER
- or -
INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page. The website is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on May 5, 2004.

▼ Please detach and mail in the envelope provided IF you are not voting via telephone or the internet. ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	The Board of Directors has nominated the persons listed below to serve as directors until 2005.				Item 2.	APPROVAL OF THE NEWFIELD EXPLORATION COMPANY 2004 OMNIBUS OMNIBUS STOCK PLAN	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
NOMINEES
☐	FOR ALL NOMINEES	O O O O O O O O O O O	Joe B. Foster David A. Trice David F. Schaible Charles W. Duncan, Jr. Howard H. Newman Thomas G. Ricks Dennis R. Hendrix C. E. (Chuck) Shultz Philip J. Burguieres Claire S. Farley John Randolph Kemp III		Item 3.	AMENDMENT OF ARTICLE FOURTH OF THE COMPANY'S SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100 MILLION SHARES TO 200 MILLION SHARES	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark — “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to which you wish to withhold your vote, as shown here ●				Item 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

					I plan to attend the meeting.				☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.